Chembio Presenting at Biotech Conference

MEDFORD, N.Y (January 9, 2012) – Chembio Diagnostics, Inc. (OTC.PK: CEMI and OTC.QB: CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, today announced that Lawrence A. Siebert, President and Chief Executive Officer, will present at the Biotech Showcase in San Francisco at approximately 5:30 pm Eastern Time (2:30 pm Pacific Time) on Wednesday, January 11, 2012.

The conference will be simultaneously webcast over the Internet. Interested investors can access the live audio webcast of the presentation by going to the Biotech Showcase media server at http://www.media-server.com/m/p/xjsxe3aa.    A replay of the webcast, which will be available beginning approximately two hours after the webcast, as well as Chembio’s current investor presentation, may be accessed through Chembio’s web site, www.chembio.com, and then by clicking on the “Investors/Investor Center” menu (http://phx.corporate-ir.net/phoenix.zhtml?c=121584&p=irol-IRhome).

About Biotech Showcase

Now in its fourth year, Biotech Showcase will feature corporate presentations by 195 innovative life science companies to an audience of public and private investors, business development executives and professional advisors who are interested in investment opportunities and collaboration. Biotech Showcase takes place during the week of one of the most important healthcare investor conferences which annually attracts thousands of healthcare and life science business executives to San Francisco in a venue located close to the center of action.  To maximize efficiency, all Biotech Showcase participants can schedule one-to-one meetings through EBD Group’s online system, partneringONE®.  Public and private investors are always invited to attend on a complimentary basis. Biotech Showcase was co-founded by Demy-Colton Life Science Advisors and EBD Group, two organizations that have a long and successful history building programs that meet the needs of the life science industry.  Visit our website for more information:  www.ebdgroup.com/bts.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $7 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere North America, Inc. (formerly Inverness Medical Innovations, Inc.).  Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 140 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. They reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Company: Contact:
Susan Norcott 631-924-1135 x125 or snorcott@chembio.com